Exhibit 5.1

425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201-3525
Telephone 501-688-8800
Fax 501-688-8807

March 31, 2022

Board of Directors
Home BancShares, Inc.
719 Harkrider, Suite 100
Conway, Arkansas 72032
Re:    Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (the “Registration Statement”). The Registration Statement is being filed on the date hereof pursuant to Rule 462(b) under the Securities Act and General Instruction K to Form S-4 for the registration of up to 157,625 additional shares of common stock, par value $0.01 per share (the “Shares”), of the Company to be issued pursuant to that certain Agreement and Plan of Merger dated as of September 15, 2021, as amended on October 18, 2021, and further amended on November 8, 2021, by and among Home BancShares, Inc., Centennial Bank, HOMB Acquisition Sub III, Inc., Happy Bancshares, Inc. and Happy State Bank (the “Agreement”).
This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Agreement; (ii) the Registration Statement; (iii) the Company’s registration statement on Form S-4 (Registration No. 333-260446) to which the Registration Statement relates, as filed with the Commission on October 22, 2021, and Amendment No. 1 to such registration statement, as filed with the Commission on November 9, 2021 and declared effective on November 12, 2021, including the prospectus filed therewith constituting a part of the registration statement and the exhibits to the registration statement; (iv) the Restated Articles of Incorporation of the Company, as amended; (v) the Amended and Restated Bylaws of the Company; (vi) certain resolutions adopted by the Company’s Board of Directors with respect to the registration and issuance of shares of the Company’s common stock pursuant to the Agreement; and (vii) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion letter.
In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to various questions
Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. | Attorneys at Law
MitchellWilliamsLaw.com

Home BancShares, Inc.
March 31, 2022

of fact material to our opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations and warranties of the Company contained in the Agreement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely on the laws of the State of Arkansas and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
Our opinion assumes that the Shares are issued in accordance with the terms of the Agreement after the Registration Statement has become effective under the Securities Act.
Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, or any portion thereof, when issued pursuant to the Agreement, will be validly issued under the laws of the State of Arkansas and will be fully paid and nonassessable.
This opinion letter speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Certain Legal Matters” as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act.
Very truly yours,
                        /s/ Mitchell, Williams, Selig,
                        Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.